UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 19, 2009

NexMed, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

89 Twin Rivers Drive, East Windsor, New Jersey	08520
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 371-8123

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

NexMed, Inc. (Nasdaq: NEXM), a developer of innovative treatments based on the NexACT® technology, announced today that on March 19, 2009, it received a letter from The NASDAQ Listing Qualifications Department providing notification that, for the period ended December 31, 2008, its stockholder’s equity was less than $2,500,000; as of March 18, 2009, the market value of its listed securities was less than $35,000,000; and its net income from continuing operations was less than $500,000 for the most recently completed fiscal year and at least two of the three most recently completed fiscal years, which, in the aggregate, constitutes a violation of NASDAQ Marketplace Rule 4310(c)(3) (the “Rule”).

NexMed has been requested to submit to The NASDAQ Listing Qualifications Department Staff (the “Staff”) its specific plan to achieve and sustain compliance with all listing requirements of The NASDAQ Capital Market, including all relevant documentation, financial projections and agreements (collectively, the “Plan”) prior to April 3, 2009.  If NexMed fails to submit its Plan, the Staff will provide written notice to NexMed that its securities will be delisted from The NASDAQ Capital Market.

NexMed intends to submit its Plan to the Staff before April 3, 2009.  If, after review, the Staff determines that the Plan does not adequately address the Company’s noncompliance with the Rule, the Staff will provide written notification to NexMed that its securities will be delisted from The NASDAQ Capital Market.  At that time, NexMed may appeal to a NASDAQ Listing Qualifications Panel.  In such event that the Staff determines that the Plan inadequately addresses violation of the Rule, NexMed would appeal such determination.  The appeal may take up to four weeks, during which NexMed’s stock would remain listed on The NASDAQ Capital Market.

In addition, as NexMed has previously disclosed, on January 9, 2010 (which date has been delayed due to the Staff’s decision to suspend enforcement of NASDAQ Marketplace Rule 4310(c)(4) until July 20, 2009), the Staff will provide written notification to NexMed that its securities will be delisted from The NASDAQ Capital Market unless the bid price of the Company’s stock closes at $1.00 per share or more for a minimum of 10 consecutive business days prior to January 9, 2010.

A copy of the press release is filed herewith as Exhibit 99.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1  Press release, dated March 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXMED, INC.

By:	/s/ Mark Westgate
Name:	Mark Westgate
Title:	Vice President and Chief Financial Officer

Date: March 24, 2009